UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2009

TaxMasters, Inc.
(Exact name of registrant specified in charter)

Nevada	33-11986-LA	91-2008803
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Town & Country Lane, Suite 400, Houston, TX	77024
(Address of principal executive offices)	(Zip Code)

(281) 497-5937
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 23, 2009, the registrant’s acting general counsel, Michael Wallace, assumed a new role at the company as special counsel to the Chief Executive Officer to handle new ventures and merger and acquisition matters.

To take on this new role at the registrant, Mr. Wallace stepped down as the acting General Counsel and as the registrant’s corporate secretary.

On November 23, 2009, the registrant promoted Ernest Palla, age 47, to become the acting General Counsel and corporate secretary.  Mr. Palla has served as the registrant’s Associate Counsel since January 2009, in which he has handled a wide range of matters including litigation, corporate transactional and regulatory concerns and employment matters.

Mr. Palla has served on the Board of Directors and as the Corporate Secretary for InterFax, Inc. and its U.S. subsidiary since December 2008.  From January 2003 to December 2008, he was the General Counsel at Sunland Group, Inc., a civil engineering, project management and build-design firm where he handled a broad range of corporate matters.  From November 1991 to January 2003, Mr. Palla was an attorney at the Houston law firm of O’Quinn, Laminack and Pirtle, L.L.P., where he handled a broad range of commercial, tort and other civil litigation matters.

Mr. Palla will serve as acting General Counsel and corporate secretary until the registrant’s general counsel, Fred Hackett, returns from active duty with the U.S. Army.  It is expected that Mr. Hackett will be released from active duty in the summer of 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 24th day of November 2009.

TAXMASTERS, INC. By: /s/ Patrick R. Cox Name: Patrick R. Cox Title: Chief Executive Officer

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